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EXHIBIT 11

Paper Warehouse, Inc.

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                                 - All amounts in thousands (except per share amounts) -

                                      FYE January 1997          2Q YTD August 1, 1997
                                  -----------------------       ---------------------
Primary Computations
--------------------
                                  Earnings         Shares       Earnings       Shares
                                  --------         ------       --------       ------
Net Earnings                          808                           293

Average common shares
  outstanding                                      2,203                       2,203

Average number of common
  share equivalents:

     Stock Options                                   127                         128

     Warrants                                        184                         184
                                                   -----                       -----
Adjusted common equivalent
  shares outstanding - primary                     2,514                       2,515

                                  -------                       -------
Primary earnings per share        $  0.32                       $  0.12
                                  -------                       -------
                                  -------                       -------

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Fully Diluted computations
--------------------------

                                 Earnings         Shares       Earnings       Shares
                                 --------         ------       --------       ------
Net Earnings                          808                           293

Average common equivalent
  shares outstanding - primary                     2,514                       2,515

Additional common share
  equivalents:

     Stock Options                                     0                           1

     Warrants                                          -                           -
                                                   -----                       -----
Adjusted common equivalent
  shares outstanding -
  fully diluted                                    2,514                       2,516

                                  -------                       -------
Fully diluted earnings
  per share                       $  0.32                       $  0.12
                                  -------                       -------
                                  -------                       -------

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